UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 5, 2008
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-32548 (Commission File Number)	52-2141938 (IRS Employer Identification No.)

46000 Center Oak Plaza Sterling, Virginia (Address of principal executive offices)	20166 (Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 8, 2008, NeuStar, Inc. (the “Company”) and Jeffrey Ganek, the Company’s Chairman and Chief Executive Officer, entered into a letter agreement (the “Letter Agreement”) pursuant to which (a) the Employment Continuation Agreement, made as of April 8, 2004 (the “Employment Continuation Agreement”), between the Company and Mr. Ganek was terminated; and (b) specified terms relating to the severance benefit to which Mr. Ganek may be entitled under the Company’s 2007 Key Employee Severance Plan (the “Plan”) were established, as described more fully below. The primary purpose for entering into the Letter Agreement, by which the parties also agreed to terminate the Employment Continuation Agreement, was to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder. The Employment Continuation Agreement was filed as Exhibit 10.43 to Amendment No. 3 to the Company’s Registration Statement on Form S-1, filed May 27, 2005 (File No. 333-123635), and the Plan was filed as Exhibit 99.1 to our Current Report on Form 8-K, filed July 13, 2007.
Termination of the Employment Continuation Agreement
     Under the terms of the Employment Continuation Agreement, Mr. Ganek had the right to elect to continue his employment on a part-time basis for a period of two years in the event that the Company terminated his full-time employment status as Chief Executive Officer without cause or he terminated his full-time employment status for good reason. If the relevant conditions were triggered and Mr. Ganek chose to exercise his rights under the Employment Continuation Agreement, then Mr. Ganek would not receive benefits under the Plan. Further, in that event, any equity awards held by Mr. Ganek would cease to vest, but any equity awards that had vested on the date of Mr. Ganek’s election would continue to be exercisable during his two-year, part-time employment term. Through the Letter Agreement, the Company and Mr. Ganek agreed to terminate the Employment Continuation Agreement, and Mr. Ganek has no further rights thereunder.
Letter Agreement
     The Company’s Board of Directors approved on December 5, 2008 the Letter Agreement, which the Company and Mr. Ganek entered into on December 8, 2008, in consideration for:
•	the termination of Mr. Ganek’s rights under the Employment Continuation Agreement; and

•	the potential economic losses Mr. Ganek may incur as a result of his inability to exercise vested equity awards during his two-year, part-time employment term.
     Under the Letter Agreement, Mr. Ganek will receive an increased severance benefit in certain circumstances under the Plan. In particular, in light of the Letter Agreement, Mr. Ganek is now entitled to the following severance benefits under the Plan:
•	If Mr. Ganek is involuntarily terminated from his employment by the Company without cause, or if he terminates his employment for good reason, or if there is a closure, discontinuance of operations, sale of assets or other corporate event involving the Company and he is not offered comparable employment with the Company’s successor or an affiliate, Mr. Ganek will receive:
•	250% (increased from 150%) of his base salary; and

•	a pro-rata bonus, based on actual results, for the year of termination.
•	In the event of a termination due to a qualifying corporate transaction, Mr. Ganek is entitled to:
•	250% (increased from 150%) of his base salary; and

•	150% of the average annual incentive bonus actually received, or to be received based on actual results, with respect to the three calendar years ending immediately prior to such termination.

Qualifying “corporate transactions” include a merger or consolidation in which the Company is not the surviving corporation, the replacement of a majority of the Company’s Board of Directors, the sale of all or substantially all of the Company’s assets, the liquidation or dissolution of the Company, or the acquisition of a majority of the Company’s outstanding stock.
     For purposes of evaluating whether Mr. Ganek is entitled to severance benefits, the Letter Agreement preserves the definition of “good reason” under the Employment Continuation Agreement as opposed to the definition contained in the Plan.
Item 9.01. Financial Statements and Exhibits
The following is attached as an exhibit to this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Agreement, dated December 8, 2008, by and between NeuStar, Inc. and Jeffrey E. Ganek.
99.2	Employment Continuation Agreement, made as of April 8, 2004, by and between NeuStar, Inc. and Jeffrey Ganek, incorporated herein by reference to Exhibit 10.43 to Amendment No. 3 to our Registration Statement on Form S-1, filed May 27, 2005 (File No. 333-123635).
99.3	NeuStar, Inc. 2007 Key Employee Severance Pay Plan, incorporated herein by reference to Exhibit 99.1 to our Current Report on Form 8-K, filed July 13, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2008	NEUSTAR, INC.
	By:	/s/ Jeffrey A. Babka
		Name:	Jeffrey A. Babka
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Agreement, dated December 8, 2008, by and between NeuStar, Inc. and Jeffrey E. Ganek.
99.2	Employment Continuation Agreement, made as of April 8, 2004, by and between NeuStar, Inc. and Jeffrey Ganek, incorporated herein by reference to Exhibit 10.43 to Amendment No. 3 to our Registration Statement on Form S-1, filed May 27, 2005 (File No. 333-123635).
99.3	NeuStar, Inc. 2007 Key Employee Severance Pay Plan, incorporated herein by reference to Exhibit 99.1 to our Current Report on Form 8-K, filed July 13, 2007.